Exhibit 10.14
Amendment No. 3 to Services Agreement
Dated: March 11, 2015

This Amendment No. 3 (this “Amendment”), to that certain Services Agreement (the “Agreement”) between Sears Holdings Management Corporation, a Delaware corporation (“SHMC”), and Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHO”), is made by the parties thereto as of November 1, 2014 (the “Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, in connection with SHO’s efforts to transition its network and related services from SHMC, certain IT Services related to SHMC’s support of SHO’s network, as originally contracted for under the Agreement, are no longer needed and shall be terminated as of the Amendment Date; and

WHEREAS, the parties have determined that it is in both Parties’ interest to amend the Agreement and applicable Appendix in order to properly describe the terminated Services (described in Section 1(a) and transition Services (described in Section 1(d) and Fees impacted by this Amendment.

NOW, THEREFORE, in consideration of the above promises and the mutual covenants and other good and valuable consideration contained herein, the Parties agree as follows:

1.	Amendments. As of the Amendment Date, the Agreement shall be modified as set forth below:

a)	Terminated Services. As of the Amendment Date, the following Services will no longer be provided by SHMC:

•	WAN and LAN store services and WiFi store Services as defined in the table below and highlighted in yellow.

b)
Termination Charges. SHO has been advised that there will be termination charges from third party providers (including but not limited to AT&T Corp., Hughes and Level 3) in connection with the termination of the Services subject to this Amendment. SHO is responsible and liable for all such third party termination charges actually incurred by SHMC or its affiliates and/or billed directly to SHO, regardless of the actual timing of the transition.

c)
Repricing of “Network & Security” Remaining Services. The information comprising the “Network & Security Services” section on page A-63 of Appendix 1.01-A (IT Services) is deleted in its entirety and replaced with the following chart.

d)
New Fees For Transition Services. In connection with SHO’s transition of certain Services to its new third party provider MegaPath Corporation, the following new Fees for transition Services shall apply on a monthly basis:

Under “Telecommunications Data”:

•	Third party MegaPath equipment hosting - $15,165.00.

•	Hughes Space Segment & Hardware Maintenance - $61,322.66.

Under “Telecom Provisioning & Management”:

•	Outlet- LAN/WAN & Wireless Support (1-175 stores) - $32,500.00.

•	Hardware- LAN/WAN & Wireless Support (1-85 stores) -$10,833.00.

Except with respect to the third party MegaPath equipment hosting Services described above, SHMC has the right to terminate the Services applicable to the Fees described in this Section 1(d) on forty-five (45) days’ written notice to SHO. Upon termination of the other Services under this Amendment, SHMC shall continue to provide the third party MegaPath equipment hosting Services in accordance with the Agreement. Article III (Termination) of the Agreement shall apply to the foregoing Service as well as Section 1(b) (Termination Charges) of this Amendment. The fees for the Services described in this Section 1(d) are in addition to the fees set forth in the Agreement.

Exhibit 10.14

2.
No Other Amendments. Except as expressly amended herein, the Agreement shall continue in full force and effect, in accordance with its terms, without any waiver, amendment or other modification of any provision thereof, including the parties’ choice of Illinois law (pursuant to Section 6.19 of the Agreement) which also applies to this Amendment.

Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.

Sears Holdings Management Corporation        Sears Hometown and Outlet Stores, Inc.

By: /s/ CAROL RICCIO                By: /s/ JJ ETHRIDGE
Carol Riccio                        JJ Ethridge
VP, Retail Solutions                     VP, Supply Chain & Technology

[Signature Page to Amendment No.3 to Services Agreement]